3

                     PURCHASE AGREEMENT
         (1225 Connecticut Avenue; Washington, D.C.)


      THIS AGREEMENT is made and entered into as of February 10, 1999 (the "Effective Date") by and between 1225 INVESTMENT CORPORATION, a Delaware corporation (hereinafter called "Seller"), and BRE/CONNECTICUT L.L.C., a Delaware limited liability company (hereinafter called "Buyer").

                       R E C I T A L S

       A.    Seller  is  the  fee  owner  of  the  "Land"  (as
hereinafter defined) on which real property is situated an office complex and related improvements (the "Complex") located at 1225 Connecticut Avenue, Washington, the District of Columbia, as more particularly described herein.

      B. Buyer desires to purchase, and Seller desires to sell, the interest of Seller in and to such premises, together with certain other rights described herein, all on the terms and conditions hereinafter documented.

       NOW,   THEREFORE,  in  consideration  of   the   mutual
undertakings of the parties hereto, it is hereby agreed as follows:

     1. Certain Definitions. As used in this Agreement, the following terms have the following meanings:

           "Land" means that certain real property located in Washington, the District of Columbia, as more particularly described in Exhibit "A" attached hereto and made a part hereof, together with all right, title and interest of Seller in and to any easements, rights of way, and appurtenances thereto.

           "Property"  means the Land, together with  (a)  all
right, title and interest of Seller in and to all improvements, structures and fixtures located upon the Land (the "Improvements"), (b) all right, title and interest of Seller in and to those items of personal property described in Exhibit "B" attached hereto and made a part hereof (the "Listed Personal Property"), together with all right, title of Seller in and to any other items of personal property located at the Property and utilized in the operation or maintenance thereof (such items, if any being herein called the "Remaining Personal Property", and, together with the Listed Personal Property, is herein collectively called the "Personal Property"), (c) all right, title and interest of Seller in and to all leases, licenses and other occupancy agreements of space in the Improvements, and all modifications and amendments thereto, as set forth on Exhibit "C" attached hereto (the "Leases"), (d) to the extent assignable, all right, title and interest of Seller in and to all other written contracts and agreements pertaining to the Property which are set forth on Exhibit "D" attached hereto (the "Service Agreements"), (e) to the extent assignable, all Leases in which Seller is the lessee, if any, of equipment used in the operation or maintenance of the Land or Improvements which are set forth on Exhibit "E" attached hereto (the "Equipment Leases"), and (f) to the extent assignable, all right, title and interest of Seller in and to all tenant lists, advertising material, telephone exchange numbers, development rights, plans and specifications, licenses, permits, third party engineering plans and studies, floor plans and landscape plans relating solely to the Complex.

      2. Purchase and Sale. At "Closing" (as hereinafter defined), Seller shall sell, assign and transfer to Buyer, and Buyer shall purchase from Seller the Property, all upon the terms, covenants and conditions hereinafter set forth.

      3. Purchase Price. The purchase price (the "Purchase Price") for the Property shall be the sum of Fifty Two Million Nine Hundred Sixty Thousand and No/100 Dollars ($52,960,000.00), subject to adjustment for the prorations and credits specified herein.

     4. Payment of Purchase Price. The Purchase Price shall be paid to Seller by Buyer as follows:

           A. Escrow Deposit. Within two (2) business days of the Effective Date, Buyer shall deliver $250,000 (together with all interest thereon, the "Escrow Deposit") to First American Title Insurance Company, 228 East 45th Street, New York, New York 10017, Attention: Mr. John Tonelli ("Title Company"). The deposit to be made hereunder shall be made by wire transfer to Title Company of immediately available federal funds (or by other delivery of good funds reasonably acceptable to Seller), and the amounts so delivered shall be held by Title Company as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times in which the Escrow Deposit is being held by the Title Company, the Escrow Deposit shall be invested by the Title Company in any of the following investments ("Approved Investments"): (i) United States Treasury obligations,
(ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to Seller (an "Approved Bank"), (iii) a federally insured account at an Approved Bank, or (iv) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of only as provided in this Agreement. Buyer, Seller and the Title Company shall each execute a Strict Joint Order Escrow in the form of Exhibit "F-1" hereto in conjunction with the Title Company's holding of the Escrow Deposit hereunder.

           B. Closing Payment. The Purchase Price, as adjusted by the application of the Escrow Deposit and by the prorations and credits specified herein, shall be paid by wire transfer of immediately available federal funds not later than 12:00 p.m.(noon), Chicago time on the "Closing Date", as hereinafter defined (the amount to be paid under this subparagraph B being herein called the "Closing Payment").

     5.   Conditions Precedent.

          A.   Title Matters.

                (1) Title Report. Seller has delivered that certain Commitment for Title Insurance Number 9884-11606 (N80-13610) dated June 24, 1998 (the "Commitment") covering the fee interest of Seller in the Land from Near North
National Title Insurance Company. In addition, Seller has delivered to Buyer an updated survey of the Property dated December 9, 1998, prepared by Delashmutt Associates, Ltd. ("Survey"). Except as specifically set forth in Exhibit "F-2", Buyer hereby approves the matters disclosed on the Commitment and the Survey (such approved matters being herein called the "Approved Title Matters"). Approval by Buyer of any additional exceptions to title or survey matters disclosed after the date hereof shall be a condition precedent to Buyer's obligation to purchase the Property (and to obtain the other rights contemplated herein). Unless Buyer gives written notice that it approves any such additional exceptions to title or survey matters, stating the exceptions so disapproved, on or before the sooner to occur of 10 days after receipt of written notice thereof or the Closing Date, Buyer shall be deemed to have disapproved said exceptions. If, for any reason, on or before the Closing Date, Seller does not cause any matters listed on Exhibit "F-2" or any additional exceptions to title or survey matters which Buyer disapproves (to the extent Buyer is permitted hereunder to so disapprove) either to be removed or to obtain a title endorsement (if available) reasonably satisfactory to Buyer insuring over such disapproved matter on or before the Closing Date at no cost or expense to Buyer (Seller having the right but not the obligation to do so), the obligation of Seller to sell, and Buyer to buy, the Property as herein provided shall terminate (and Seller and Buyer shall have no further obligations in connection herewith, other than with respect to those matters which survive termination hereunder). Buyer shall have the option to waive the condition precedent set forth in this
Paragraph 5A(1) by notice to Seller. In the event of such waiver, such condition shall be deemed satisfied. Notwithstanding the foregoing, Seller shall be obligated to remove (or cause the Title Company to omit) any of the following exceptions: (x) any deed of trust or mortgage against the Property securing financing obtained by Seller;
(y) any mechanic's or materialmen's liens based on work performed by or on behalf of Seller, and (z) any tax or judgment liens against Seller (the foregoing obligations being without regard to amounts). Seller shall be entitled to adjourn the Closing for a period not to exceed thirty (30) days in order to eliminate title exceptions disapproved by Buyer. If Seller fails to remove an exception which it is obligated to remove hereunder and which may be satisfied by the payment of a liquidated sum, Buyer may utilize a portion of the Closing Payment to satisfy the same. In addition, if the Commitment disclose judgments, bankruptcies, mortgages, liens or other returns against other persons having names the same or as similar to that of the Seller, Seller shall deliver to Buyer and Title Company at Closing a certificate stating that such judgments, mortgages, bankruptcies, liens or other returns are not against Seller. Seller also shall deliver appropriate certificates respecting mechanic's liens and bills paid by Seller and such additional certificates and documentary evidence reasonably required by the Title Company to eliminate standard exceptions appearing in the Commitment that Buyer is not required to accept (provided the same do not impose material costs, liabilities or obligations upon Seller not otherwise contemplated herein). If Seller is unable after reasonable good faith effort, or is not required to, eliminate a title exceptions or otherwise comply with the requirements set forth herein, Seller shall so notify Buyer, and Buyer as its sole and exclusive remedy, may terminate this Agreement by notice given to Seller, in which event, the Escrow Deposit shall be returned to Buyer and neither party shall have any rights or obligations to the other under this Agreement, except with respect to those obligations that survive a termination of this Agreement.

                (2) Title Policy. It shall be a condition precedent to Buyer's obligation to consummate the transactions contemplated herein that on the Closing Date, the Title Company shall issue (or irrevocably commit to issue) an ALTA owner's title insurance policy (the "Title Policy") in the standard form issued in the District of Columbia, in the face amount of the Purchase Price, which policy shows title to the Land to be vested of record in Buyer, and the following to be the only exceptions to title ("Permitted Exceptions"):

                    (a)  Real estate taxes and assessments not
yet due and payable;

                     (b)   The printed exceptions which appear
in the appropriate standard form policy of title insurance issued by Title Company in the District of Columbia; and

                     (c)   The Approved Title Matters and such
additional exceptions to title as may be approved by Buyer pursuant to the provisions of subparagraph A(1) above.

           B. Completed Due Diligence Reviews. Buyer has performed, completed and approved all of Buyer's due diligence examinations, reviews and inspections of all matters pertaining to the transactions contemplated herein, including all leases, service contracts, survey and title matters, and all physical, environmental, engineering, and compliance matters and conditions respecting the Property and the transactions contemplated herein. Buyer hereby agrees to indemnify, protect, defend and hold Seller and its direct and indirect (through tiered ownership) partners, trustees, beneficiaries, shareholders, officers, directors, employees, members, managers, advisors and other agents and their respective partners, trustees, beneficiaries, employees, officers, directors and shareholders (collectively, the "Indemnified Parties") harmless from and against any and all liabilities, demands, actions, causes of action, suits, losses, costs, damages, claims and expenses (including, without limitation, actual attorneys' fees, court costs and litigation expenses) made, brought, sought or incurred by any of the Indemnified Parties for personal injury or property damage or for any mechanic's liens directly or indirectly arising out of, caused (in whole or in part) by or in connection  with  the access granted by  Seller  under  or  in connection with this Agreement to Buyer, its employees, consultants, contractors or other agents. Buyer and its agents and consultants have kept in effect commercial general liability insurance insuring Seller, JMB Realty Corporation and Heitman Capital Management Corporation as additional insureds, with limits of not less than $3,000,000.00 for personal injury, including property damage, bodily injury and death, and with a waiver of subrogation (and have or concurrently herewith shall deliver to Seller certificates of insurance evidencing such coverage, and further evidencing that such coverage may only be terminated or modified upon not less than thirty (30) days prior written notice to Seller). Buyer certifies to Seller that Buyer did not make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like) without Seller's express written consent (provided the foregoing shall not prohibit Buyer from obtaining a standard Phase I environmental survey). In the event of termination of this Agreement, Buyer shall promptly return or destroy all documents and other materials furnished by or on behalf of Seller hereunder and, if requested by
Seller in writing, Buyer shall deliver copies of any third party reports prepared by or on behalf of Buyer (excluding reports prepared by Buyer's counsel). Prior to Closing, Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential and will not disclose such information or data to any third party without Seller's prior written consent; provided, however, Buyer may disclose such information and data to its respective affiliates, investors, lenders, employees, agents, attorneys or consultants or as required by law on the condition that such persons maintain the confidentiality thereof in accordance with the terms of this Agreement. The indemnification provisions of this Agreement shall survive the Closing or earlier termination hereof and the confidentiality provisions of this Agreement shall survive the termination of this Agreement if the Closing does not occur hereunder.

             C. Tenant Estoppel Certificates. Buyer acknowledges that Buyer has received, and approved the estoppel certificates attached as Exhibit "H" hereto and made a part hereof (and that no further estoppel certificates, or updates of the same, are required as a condition to Closing or otherwise hereunder).

           D. Performance by Seller. The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer's obligation to purchase the
Property; provided however, unless this Agreement has previously terminated, if Seller tenders full performance on the Closing Date, and has otherwise cured all existing defaults, if any, Buyer shall not refuse to perform its obligations hereunder on the basis of a prior breach by Seller hereunder. In addition, in the event that on the Closing Date, there shall have occurred any material adverse changes in the representations or warranties of Seller contained in paragraph 8A below which are not otherwise permitted or contemplated by the terms of this Agreement, then Buyer shall have the right to terminate this Agreement. Buyer shall have the option to waive the condition precedent set forth in this Paragraph 5D by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

           E. Performance by Buyer. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by it prior to or on the Closing Date shall be a condition precedent to Seller's obligation to sell the
Property;   provided  however,  unless  this   Agreement   has
previously terminated, if Buyer tenders full performance on the Closing Date, and has otherwise cured all existing defaults, if any, Seller shall not refuse to perform its obligations hereunder on the basis of a prior breach by Buyer hereunder. In addition, in the event that on the Closing Date there shall have occurred any material adverse changes in the representations or warranties of Buyer contained in paragraph 8B below which are not permitted or contemplated by the terms of this Agreement, then Seller shall have the right to terminate this Agreement. Seller shall have the option to waive the condition precedent set forth in this Paragraph 5E by written notice to Buyer. In the event of such waiver, such condition shall be deemed satisfied.

           F. Storage Tank Closure. The receipt, on or before the Closing Date, from the District of Columbia Environmental Regulating Agency, Underground Storage Tank Administrator, of a closure letter reasonably satisfactory to Buyer respecting a previously removed storage tank at the Property shall be a condition precedent to the Buyer's obligation to purchase the Property. Buyer shall have the option to waive the condition precedent in this Paragraph 5F by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

      6. Closing Procedure. The closing ("Closing") of the transactions provided herein shall be consummated at a closing conference ("Closing Conference"), which shall be held on the Closing Date at the Title Company's offices at 222 North LaSalle Street, Suite 3600, Chicago, Illinois; provided, however, if Seller and Buyer shall agree, the Closing may occur through appropriate escrow arrangements as more particularly set forth below. As used herein, "Closing Date" means March 15, 1999, or such earlier date as may be agreed upon by Buyer and Seller (or such extended date as may be agreed upon by the parties or as applicable pursuant to the terms of this Agreement).

            A.     Delivery  to  Parties.   At   the   Closing
Conference, the following items shall be delivered:

                (1) Seller Deliveries. Seller shall deliver, or cause to be delivered, to Buyer the following:

                     (a)   A  duly  executed and  acknowledged
special warranty deed ("Deed") in the form of Exhibit "J" attached hereto and made a part hereof;

                    (b)  A duly executed and acknowledged bill
of sale ("Bill of Sale") with respect to the Personal Property, an assignment and assumption agreement ("Lease Assignment and Assumption Agreement") with respect to the Leases, and refundable security deposits, and a general assignment and assumption agreement ("General Assignment and Assumption Agreement") with respect to the Service Agreements, Equipment Leases and "Brokerage Agreements" (as hereinafter defined), and any other contracts and other rights to be transferred hereunder, in the forms of Exhibits "K-1", "K-2" and "K-3", respectively, attached hereto and made a part hereof;

                      (c)    Duly  executed  and  acknowledged
certificates regarding the "non-foreign" status of Seller;

                      (d)    Written   notices  ("Notices   of
Closing") of the transfer and conveyances hereunder to vendors, tenants and other parties as may be reasonably required by (and in form reasonably acceptable to) Seller and Buyer;

                     (e)   A  certificate of  Seller  ("Seller
Closing   Certificate")  updating  the   representations   and
warranties  contained in paragraph 8A hereof  to  the  Closing
Date and noting any changes thereto;

                     (f)  Evidence reasonably satisfactory  to
Buyer and Title Company respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder by Seller, as appropriate;

                      (g)    To   the  extent  not  previously
delivered to Buyer, Seller shall either deliver at Closing or cause to be retained at the Property all third party environmental, engineering and physical inspection reports and building, engineering and architectural plans, certificates of occupancy, licenses, permits, plans and specifications, third party guaranties or warranties respecting construction, installation or maintenance of the Property, originals of all Leases (and all written correspondence with third parties respecting same), contracts, and other agreements to be assigned hereunder, including Service Agreements, keys tagged for identification, and operating and billing records maintained at the Property, all to the extent the same are in Seller's possession; and

                     (h)  Such additional documents (including
transfer tax declarations and the like) as may be reasonably required by Buyer or Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

               (2) Buyer Deliveries. Buyer shall deliver, or cause to be delivered, to Seller the following:

                     (a)  The Closing Payment by wire transfer
of   immediately   available   federal   funds   pursuant   to
instructions to be provided by Seller on or before the Closing
Date;

                     (b)   A  duly  executed and  acknowledged
Lease   Assignment  and  Assumption  Agreement   and   General
Assignment and Assumption Agreement;

                    (c)  Duly executed Notices of Closing;

                      (d)   A  certificate  of  Buyer  ("Buyer
Closing   Certificate")  updating  the   representations   and
warranties  contained in paragraph 8B hereof  to  the  Closing
Date and noting any changes thereto;

                     (e)  Evidence reasonably satisfactory  to
Seller and Title Company respecting the due organization of Buyer and the due authorization and execution of this
Agreement   and  the  documents  required  to   be   delivered
hereunder; and

                     (f)  Such additional documents (including
transfer tax declarations and the like) as may be reasonably required by Seller or Title Company in or to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

          B.   New York Style or Escrow Closing.

                (1) New York Style Closing. Subject to the provisions set forth below, it is contemplated that the transactions hereunder shall be closed by means of a so-called "New York Style Closing", with concurrent delivery of the conveyancing and other closing documents hereunder, delivery of the Owner's Policy (or a "marked up" commitment therefor), and payment of the Closing Payment (and Escrow Deposit) to Seller. The parties agree that the disbursement of the Closing Payment (and Escrow Deposit) shall not be conditioned upon the recording of the Deed but rather upon the issuance of (or commitment to issue) the Owner's Policy by the Title
Company. Each party agrees to deliver such documents and undertakings as may be reasonably required in order to effectuate such closing in the manner contemplated in this Agreement.

                 (2) Escrow Closing. Notwithstanding the foregoing, Seller and Buyer may elect to cause the Closing to occur through an escrow ("Escrow") with Title Company. Such deliveries shall be made pursuant to closing procedure instructions ("Closing Instructions") to be executed among Buyer, Seller and Title Company in form reasonably acceptable to such parties in order to effectuate the intent hereof. The conditions of Closing shall include the Title Company's receipt of the documents provided for herein, the Closing Payment and a notice from each of Buyer and Seller authorizing Title Company to close the transactions as contemplated herein (each of Buyer and Seller being obligated to deliver such authorization notice on or before the Closing Date as soon as the conditions to such party's Closing obligations shall have been satisfied).

           C.    Closing Costs.  Seller shall pay  at  Closing
(i) the title insurance premium for the Title Policy, and (ii) the costs to update the Survey. Buyer shall pay at Closing
(i) the costs of all endorsements to the Title Policy, together with the cost of any other title insurance coverage (such as reinsurance or lender's insurance policies), and
(ii) all fees, costs or expenses incurred by Buyer in connection with Buyer's due diligence reviews hereunder. Seller and Buyer shall each pay one-half of any documentary stamp taxes or other transfer taxes applicable to the Deed and one-half of the closing escrow fees. Each of Seller and Buyer shall pay its own attorneys' fees and its respective share of prorations as hereinafter provided. Notwithstanding the foregoing, in the event the sale contemplated hereby does not close on the Closing Date, then each party shall pay all costs incurred by it.

          D.   Prorations.

               (1) Items to be Prorated. The following shall be prorated between Seller and Buyer as of the Closing Date:

                     (a)  Real property taxes and general  and
special assessments upon the Property shall be adjusted on an accrual basis and prorated, as of the Closing Date on the basis of the fiscal year for such taxes and assessments (the "Tax Year"). If the Closing shall occur before the real property tax rate for the Tax Year is fixed, the apportionment of taxes shall be made on the basis of a good faith estimate of Seller and Buyer. After the real property taxes are finally fixed for the Tax Year in which the Closing occurs, Buyer and Seller shall make a recalculation of the apportionment of such taxes, and Buyer or Seller, as the case may be, shall make an appropriate payment to the other based on such recalculation. To the extent that either the Seller or Buyer shall obtain any real estate tax abatement with respect to the Property which is applicable to the year in which the Closing occurs, the amount of the net proceeds of such tax abatement shall be prorated through the Closing Date if, as and when such proceeds are paid or applied (and if applied, Buyer shall promptly after notice of such application remit to Seller its share) by the applicable governmental authority (it being understood that to the extent any tenant shall be entitled to any portion of such tax abatement, that such portion shall be turned over to Buyer to remit to such tenant and shall be deducted from any tax abatement proceeds in connection with calculating the net proceeds thereto). Buyer shall have no rights to any tax abatements for periods prior to the year in which the Closing occurs (Seller retaining all rights thereto). In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installments due after the Closing Date).

                     (b)   All  fixed  and additional  rentals
(including  escalation  rentals,  percentage  rent  and  "pass throughs") under the Leases, refundable security deposits (together with interest on such deposits to the extent required by law or by the terms of the applicable Leases) and other tenant charges. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable security deposits (to the extent the foregoing are held by Seller and are not applied or forfeited prior to the Closing Date) to Buyer on the Closing Date. Rents which are unpaid as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any Lease). To the extent Buyer receives rents on or after the Closing Date, such payments (net of any reasonable out-of-pocket third party collection costs actually incurred by Buyer) shall be applied first toward then current rent owed to Buyer in connection with the applicable Lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller. Buyer may not waive any delinquent rents nor modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller's written consent. With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto. Escalation rents and "pass throughs" shall be reprorated between Seller and Buyer at the time of final calculation and collection from tenants of such amounts for 1999 apportioned not on a per diem basis but on the basis of the relative share of actual expenses in question incurred by Seller and Buyer during the calendar year in question; provided, however, such escalation rents and "pass throughs" shall be prorated on an estimated basis utilizing final amounts calculated for 1998 as the basis for such estimated prorations. Seller shall provide Buyer with such information as may be necessary and reasonably available to finalize calculation of such escalation and "pass through" amounts for Seller's period of ownership (i.e., 1998 and 1999, if applicable) and Buyer shall promptly bill and diligently pursue collection thereof in good faith after the Closing Date.

                    (c)  If the Closing shall occur before the
actual amount of utilities, water or sewer meter charges or other operating expenses with respect to the Property for the month in which the Closing occurs are determined, the apportionment of such utilities, water or sewer meter charges or other operating expenses shall be upon the basis of a reasonable estimate by Seller and Buyer of such utilities, water or sewer meter charges or other operating expenses for such month. Subsequent to the Closing, when the actual amount of such utilities, water or sewer meter charges or other operating expenses with respect to the Property for the month in which the Closing occurs are determined, the parties agree to adjust the proration of such utilities, water or sewer meter charges or other operating expenses and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment.

                     (d)   Other operating expenses (including
under any Service Agreements assigned hereunder). Subject to the adjustments and credits provided for herein, Seller shall pay either at Closing, or in its normal course of business thereafter, any bills or invoices incurred as a result of work performed by or for Seller prior to Closing.

                (2) Calculation. The prorations and payments shall be made on the basis of a written statement submitted to Buyer by Seller prior to Closing and approved by Buyer. In the event any prorations or apportionments made under this subparagraph D shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same provided written notice of such inaccuracy and request for correction is given within six months after the Closing Date. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available, but not later than six months after the Closing Date. Any amounts which one party hereto may owe to the other party in connection with the prorations hereunder shall be paid within five (5) business days after the end of each month in which such party receives the applicable amount or is otherwise determined to owe such amounts pursuant to the terms hereof.

      7. Condemnation or Destruction of Property. Seller shall promptly give notice to Buyer in the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty. Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date), as applicable (together with any deductible which may be payable under Seller's insurance policy with respect to any applicable casualty); provided, however, that Seller shall retain any proceeds received (and the right to receive any proceeds) of rental income insurance or a temporary taking award that are attributable to a period prior to the Closing Date. In the event the condemnation award or the cost of repair of damage to the Property on account of a casualty prior to Closing, as applicable, shall exceed $500,000, Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date; provided, however, Buyer shall have not less than five (5) business days after it receives notice of any condemnation or casualty to examine the Property to determine the extent of the damage (and the Closing Date shall be extended, if necessary, to permit such 5-day review).

     8.   Representations, Warranties and Covenants.

           A.    Representations, Warranties and Covenants  of
Seller.

                  (1)    General   Disclaimer.    Except    as
specifically set forth in Paragraphs 8A(2) or 10A below, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the Improvements), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the
compliance   of   the  Property  with  applicable   laws   and
regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Except as to matters specifically set forth in Paragraphs 8A(2) or 10 below, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Title Policy. Without limitation thereon, Buyer hereby waives any and all rights of contribution or other rights or remedies against Seller under the Comprehensive Environmental Response Compensation and Liability Act or any other applicable environmental laws, rules or regulations.

                (2) Limited Representations and Warranties of Seller. Subject to the provisions of Paragraph 8A(1) above, Seller hereby represents and warrants to Buyer that, except as set forth in Exhibit "L" attached hereto and made a part hereof.

                     (a)  Rent Roll.  Attached as Exhibit  "C"
and made a part hereof is a true, complete and accurate list, as of the date thereof, of all Leases (and all modifications and amendments thereto) respecting the Property. Seller has provided complete copies of all Leases to Buyer for its review. In addition, the other information set forth in Exhibit "C" is, to Seller's knowledge, true and correct (such representation and warranty as to the list of receivables being made effective as of the date specified on such list). To Seller's knowledge, the Leases are in full force and effect. To Seller's knowledge, Seller has not received any written notice of a material default under any of such Leases that remains uncured. Seller has satisfied all tenant improvement and brokerage obligations under the Leases that were to be performed or paid for prior to the date hereof relating to the Property. All brokerage agreements ("Brokerage Agreements") providing for the payment of commissions or fees which will be payable after Closing (and are to be assumed by Buyer) are listed in Exhibit "M" attached hereto. Notwithstanding anything to the contrary contained herein, Seller shall have no obligation or liability to Buyer with respect to any of the foregoing matters which shall be confirmed as correct in any Tenant Estoppel Certificate which may be delivered hereunder.

                     (b)  Litigation.   There  is  no  pending
action, litigation, condemnation or other proceeding against the Property or against Seller with respect to the Property.

                     (c)  Compliance.  Seller has not received
any written notice from any governmental authority having jurisdiction over the Property.

                     (d)  Service Agreements.  Seller has  not
entered into any service agreements or contracts ("Service Agreements") or other agreements (other than as set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as described in Exhibit "D" attached hereto.

                    (e) Due Authority.  This Agreement and all
agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a corporation, duly organized and validly existing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

                     (f)  No Employees.  Seller does not have,
and as of Closing will not have, any employees in connection with its operation of the Property (all such persons so employed at the Property being employees of Seller's third party property management company) and Seller has not entered into any employment agreements in connection with the Property.

                     (g)  Personal Property.  Seller owns  the
Listed Personal Property included in this sale free and clear of any liens and encumbrances, except for the Permitted
Exceptions.

                      (h)  No  Bankruptcy.   Seller  has   not
(i)  made  a  general assignment for the benefit of creditors,
(ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors,
(iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets,
(iv) suffered the attachment, or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing its inability to pay its debts as they come due, or
(vi) made an offer of settlement, extension or compromise to its creditors generally.

                     (i)  No  Options.  Except as may  be  set
forth in the Tenant Leases or Permitted Exceptions, Seller has not granted any third party option or other right to purchase the Property. Except for the related matters specified in the Ernst & Young Estoppel Certificate attached as Exhibit "H" hereto, Seller has not received any written response from Ernst & Young to that certain notice letter given by "Broker" (as hereinafter defined) in connection with Section 14.01 of the Ernst & Young Lease, a copy of which notice letter is attached hereto as Exhibit "I".

                     (j)  Definition  of Knowledge.   As  used
herein, the phrase "to Seller's knowledge" means only the present actual knowledge of Howard Edelman of "Heitman" and Glenn Emig of "JMB" (as hereinafter defined), and Tim Burns, the asset manager currently overseeing the investment of Seller in the Property, after having Seller's third party property manager and leasing agent review the representations and warranties contained herein, but otherwise without any duty to investigate and with any imputed or constructive knowledge being excluded.

          B. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement; and Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

          C.   Interim Covenants of Seller.  Until the Closing
Date or the sooner termination of this Agreement:

                (1)  Seller shall maintain the Property in the
same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

               (2) Seller shall not enter into any additional service contracts or other similar agreements without the prior consent of Buyer, except those deemed reasonably necessary by Seller, are at "market" rates and are cancelable on 30 days' notice. In addition, Seller shall not enter into any new leases or material modifications of Leases thereafter without the consent of Buyer. Any approval or consent required  to  be obtained from Buyer hereunder  shall  not  be
unreasonably  withheld  or  duly  delayed.   Any  approval  as
aforesaid shall constitute Buyer's agreement to pay or reimburse Seller on the Closing Date for all tenant improvement costs, leasing commissions and legal fees incurred by Seller under or in connection with the applicable Lease.

                 (3)   Seller  shall  maintain  its   existing
insurance  (or  substantially  equivalent  coverage)   through
Closing.

                (4) Seller shall, effective as of the Closing Date, at Seller's cost and expense, terminate any management agreement entered into by Seller with respect to the Property (and shall give Buyer such evidence of termination thereof as Buyer shall reasonably require).

      9. DISPOSITION OF DEPOSIT. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 5 HEREOF WHICH ARE FOR BUYER'S BENEFIT OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 7 HEREOF, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE SOLELY BY REASON OF SELLER'S DEFAULT, AND BUYER SHALL HAVE FULLY PERFORMED ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE BY REASON OF BUYER'S DEFAULT UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND
LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF PARAGRAPH 10I HEREOF.

                TK                            GAC
          _________________             ________________
          Seller's Initials             Buyer's Initials

     10.  Miscellaneous.

          A.   Brokers.

                (1)   Except  as provided in subparagraph  (2)
below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this Paragraph 10A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

                (2) If and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Hamptons International (the "Broker") pursuant to a separate written agreement (and Seller shall indemnify and defend Buyer from any fees or commissions to, or claims by, Broker in connection therewith).

          B.   Limitation of Liability; Survival.

          (1) Re Seller.

                    (a)    Notwithstanding  anything  to   the
contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) or otherwise in connection with the Property shall be limited to actual damages and shall in no event exceed $1,000,000 in the aggregate.

                    (b)  No direct or indirect (through tiered
ownership) advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, partner, member, representative or agent of or in Seller (including, but not limited to, Heitman Capital Management LLC ["Heitman"] and JMB Realty Corporation ["JMB"]) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.

                     (c)   Seller or its successor-in-interest
shall retain cash reserves of at least $1,000,000 at the time of the Closing hereunder and during the "Survival Period" (as hereinafter defined) shall only utilize the same for the payment of Seller's liabilities to Buyer arising pursuant to or in connection with a breach or alleged breach of any of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement or any document executed or delivered in connection herewith, (collectively, the "Specified Liabilities"). If Seller or its successor-in-interest shall utilize such reserves so retained by Seller hereunder during the Survival Period for non-Specified Liabilities, nothing contained herein shall limit Buyer's remedies with respect to the amount by which Seller's reserves were reduced below $1,000,000 as a result of payment of such non-Specified Liabilities (not to exceed $1,000,000 in the aggregate).

                    (d)  Seller acknowledges that, at Closing,
Seller shall cause Heitman and JMB to deliver to Buyer a letter in the form of Exhibit "N" attached hereto and made a part hereof confirming certain of the matters set forth in this Paragraph 10B(1).

                    (2) Re Buyer.

                      (a)   Notwithstanding  anything  to  the
contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Seller shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Buyer arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Buyer under this Agreement (or any document executed or delivered in connection herewith) or otherwise in connection with the Property shall be limited to actual damages and shall in no event exceed $1,000,000 in the aggregate.

                    (b)  No constituent partner in or agent of
Buyer, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Buyer shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Buyer's assets for the payment of any claim or for any performance, and Seller, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.

                     (3) Survival.    Any cause of action of a
party for a breach or default by the other party with respect to any representations, warranties, indemnifications, covenants or other obligations (whether express or implied) under this Agreement or any of the documents delivered at
Closing (or any other document executed or delivered in connection with any of the foregoing) shall survive until December 10, 1999 (the "Survival Period"), at which time all such representations, warranties, indemnifications, covenants and obligations (and any cause of action resulting from a breach or default thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if Buyer shall have actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its covenants or obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder). As used herein, actual knowledge of Buyer means George Carras. The parties hereto agree that no knowledge of Seller shall be imputed to John Schreiber, George Carras or Buyer hereunder by virtue of his limited monetary investment in Seller, and both parties waive any conflicts or claims hereunder arising therefrom.

           C. Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

          D. Time of the Essence. Time is of the essence of this Agreement; provided, however, the parties acknowledge that, if reasonably necessary to effectuate the transactions contemplated, the Closing Date may be extended but in any event not for more than ten (10) business days (unless otherwise specifically provided for in this Agreement).

           E. Interpretation. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

            F.    Governing  Law.   This  Agreement  shall  be
construed and enforced in accordance with the laws of the District of Columbia.

           G. Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, Buyer may assign its interest in this Agreement to a limited liability company or to a limited partnership in which Buyer is the managing member or managing general partner and has not less than a 51% interest in capital and profits in such limited partnership. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

           H. Notices. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery (including via facsimile transmission, provided that any notice delivered by facsimile shall also thereafter be sent by mail or overnight delivery service as hereinafter set forth) either by United States registered or certified mail, return receipt requested, postage prepaid, or by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

               To Buyer:

               BRE/Connecticut L.L.C.
               c/o Blackstone Realty Advisors
               345 Park Avenue
               New York, New York 10154
               Attention: Mr. George A. Carras
                          and Mr. Gary M. Sumers
               Facsimile: (212) 754-8730
               Telephone: (212) 833-9595

               With Copy To:

               Weil, Gotshal & Manges, LLP
               767 Fifth Avenue
               New York, New York  10153-0119
               Attention:  Alan J. Pomerantz, Esq.
               Facsimile:  (212) 310-8007
               Telephone:  (212) 310-8402

               To Seller:

               c/o Heitman Capital Management LLC
               180 North LaSalle Street, Suite 3600
               Chicago, Illinois 60601
               Attention:  Mr. Howard J. Edelman
               Facsimile:  (312) 541-6738
               Telephone:  (312) 855-6547

               With Copy To:

               c/o JMB Realty Corporation
               900 North Michigan Avenue
               12th Floor
               Chicago, Illinois 60611
               Attention:  Mr.  Glenn Emig
               Facsimile:  (312)915-2350
               Telephone:  (312)915-2310

               And To:

               Pircher, Nichols & Meeks
               1999 Avenue of the Stars
               Suite 2600
               Los Angeles, California 90067
               Attention:  Real Estate Notices (GML)
               Facsimile:  (310) 201-8922
               Telephone:  (310) 201-8900

               To Escrow Holder:

               First American Title Insurance Company
               228 East 45th Street
               New York, New York 10017
               Attention:  Mr. John Tonelli
               Facsimile:  (212) 922-0881
               Telephone:  (212) 850-0635

Any notice so given by mail or overnight delivery service shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given. Notices may be given by legal counsel for a party.

           I. Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

           J. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

           K. Further Assurances. Each party hereto will, from time to time, execute and deliver to the other all such other and further instruments and documents as such party may reasonably request in order to effect the transactions contemplated by this Agreement, including, but not limited to, instruments or documents reasonably deemed necessary or desirable by such party to effect and evidence the conveyance of the Property in accordance with the terms of this Agreement (provided the same do not impose material costs, obligations or liabilities not otherwise contemplated by this Agreement).

      THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION IS NOT INTENDED TO NOR SHALL CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR OPTION OR PROPOSAL OF ANY KIND FOR THE PURCHASE OF THE PROPERTY. IN NO EVENT SHALL ANY DRAFT OF THIS AGREEMENT CREATE ANY OBLIGATION OR LIABILITY, IT BEING UNDERSTOOD THAT THIS AGREEMENT SHALL BE EFFECTIVE AND BINDING ONLY WHEN A COUNTERPART HEREOF HAS BEEN EXECUTED AND DELIVERED BY EACH PARTY HERETO TO ESCROW HOLDER. ESCROW HOLDER SHALL DATE THIS AGREEMENT WITH THE DATE ON WHICH ESCROW HOLDER SHALL HAVE RECEIVED THIS AGREEMENT EXECUTED BY BOTH BUYER AND SELLER (AND SUCH DATE SHALL BE THE "EFFECTIVE DATE" FOR PURPOSES HEREOF).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                    SELLER:

                    1225 INVESTMENT CORPORATION,
                    a Delaware corporation

                    By:            Thomas P.Kelly
                    Name:          THOMAS P. KELLY
                    Title:

                    BUYER:

                    BRE/CONNECTICUT L.L.C.,
                    a Delaware limited liability company

                    By:   George A. Carras
                    Name: GEORGE A. CARRAS
                    Title: